UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 26, 2006 (May 24, 2006)

COMMUNITY BANKS, INC.
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	23-2251762
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

No. 001-11663
(Commission file number)

750 East Park Drive, Harrisburg, PA	17111
(Address of Principal Executive Offices)	(Zip Code)

(717) 920-1698
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant.

Community Banks, Inc. 401(k) Plan (the "Plan") reports that Buffamante Whipple Buttafaro, P.C. ("BWB"), the independent auditors for the Plan's statements of net assets available for benefits of the Plan as of December 31, 2004 and the related statements of changes in net assets available for benefits for the year then ended (the "Plan's 2004 Financial Statements"), was terminated as the Plan's independent auditors as of May 24, 2006. BWB's report on the Plan's 2004 Financial Statements did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the Plan's most recent fiscal year and subsequent interim period preceding BWB's termination, there were no disagreements with the Plan regarding any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

On May 24, 2006, the Plan engaged “bmc LLP” ("bmc"), as the principal accountant to audit the Plan's financial statements for the fiscal year ended December 31, 2005. The Plan did not consult with bmc regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Plan's financial statements or any matter that was either a subject of a disagreement or a reportable event as described in Item 304 of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANKS, INC.
(Registrant)

Dated: May 26, 2006	By:	/s/ Donald F. Holt
Donald F. Holt Executive Vice President and Chief Financial Officer